EXHIBIT 99.1

[GRAPHIC OMITTED]

FOR IMMEDIATE RELEASE
JULY 31, 2003

                        MEDSOURCE TECHNOLOGIES ANNOUNCES
                          FISCAL FOURTH-QUARTER RESULTS

         COMPANY REPORTS REVENUE GAINS; MEETS PRO FORMA EPS PROJECTIONS

MINNEAPOLIS, JULY 31, 2003--MEDSOURCE TECHNOLOGIES, INC. (NASDAQ: MEDT), today announced results for its fiscal fourth-quarter and year ended June 30, 2003. Results were prepared in accordance with generally accepted accounting principles (GAAP), and also are shown on a pro forma basis with certain adjustments noted below.

MedSource reported fiscal 2003 fourth-quarter revenues of $47.2 million and a net loss of $9.2 million, or $0.33 per share. These results compare to revenues of $44.6 million and a net loss of $3.2 million, or $0.12 per share, in the fiscal 2002 fourth quarter.

For the fiscal year ended June 30, 2003, revenues were $177.3 million with a net loss of $35.3 million, or $1.28 per share, compared to 2002 full-year revenues of $158.9 million, and a net loss of $38.8 million, or $3.50 per share.

Included in fiscal fourth-quarter results is a non-cash impairment charge of $10.0 million, or $0.36 per share, for goodwill and other intangible assets. In accordance with SFAS No.142, MedSource initiated a goodwill impairment assessment during the third quarter of fiscal 2003. As a result, MedSource recorded a $30.0 million non-cash charge in the fiscal third quarter and a $7.7 million non-cash charge in the fourth quarter upon finalization of its assessment. In addition, MedSource recorded a $2.3 million non-cash charge in the fiscal fourth quarter related to the impairment of certain other intangible assets in accordance with SFAS No.144, Accounting for the Impairment or Disposal of Long-Lived Assets.

"We are pleased with the financial performance of the Company during the fourth quarter," said Richard J. Effress, MedSource Chairman and Chief Executive Officer. "The Company met its revenue and pro forma earnings per share projections, with especially strong performance in our EMI and Orthopedic markets."

In addition to GAAP income statement results, MedSource also presents income statement results on a pro forma basis before impairment and restructuring charges, and preferred stock charges and after tax effecting pro forma earnings. Please refer to the "Reconciling Items From GAAP to Pro Forma Results" section of this release and review the attached supplementary schedules.

On a pro forma basis, which reflects adjustments to all quarters, MedSource reported fiscal 2003 fourth-quarter net income of $1.7 million, or $0.06 per share, meeting the analysts' consensus estimate, which is generally reported on a pro forma basis. These results compare to 2002 fourth-quarter pro forma net income of $3.4 million, or $0.13 per share. On a pro forma basis for the 12 months ended June 30, 2003, net income was $5.4 million, or $0.19 per share. This compares to pro forma net income of $3.4 million, or $0.17 per share, for the previous year.

The 5.8 percent fourth-quarter revenue increase from the prior-year period was due to continued strength in Electro-Medical Implants (EMI), as well as growth in Orthopedics resulting from the first-quarter acquisition of Cycam, Inc. Excluding non-core medical and non-medical business, which had planned decreases of $2.2 million, fourth-quarter revenue increased by 11.6 percent over the prior-year period.

Revenues for the fiscal year grew by $18.4 million, or 11.6 percent. Of this amount, 4.5 percent was due to acquisitions and 7.1 percent resulted from internal growth. Excluding non-core medical and non-medical business, which had planned decreases of $6.8 million, fiscal 2003 revenue increased by 17.9 percent over fiscal 2002.

Orthopedic revenue increased by 72.4 percent from the prior year due in large part to the Cycam acquisition. Interventional market revenue rose by 28.4 percent over the prior-year period, with EMI and Surgical Instrumentation up
15.7 percent and 5.8 percent, respectively.

Gross margin was 28.0 percent for the quarter, compared with 30.5 percent in the prior-year period. For the year, gross margin of 25.6 percent was down from 26.3 percent in fiscal 2002. The decreases in gross margin for the quarter and the full year were due to costs incurred in the manufacturing transfers of certain products to other MedSource facilities to achieve long-term operational efficiencies.

Selling, general and administrative expense (SG&A) totaled $9.4 million in the 2003 fourth quarter, compared with $7.7 million for the year-ago period. As a percentage of revenues, SG&A increased to 19.8 percent from 17.2 percent in fiscal 2002. SG&A expense totaled $33.8 million for the 12 months, or 19.1 percent of revenues, compared to $30.2 million, or 19.0 percent of revenues, a year earlier. The $3.6 million fiscal 2003 increase was chiefly the result of the Cycam acquisition, continued investment in information technology systems, and new investments in engineering services and business excellence programs.

Net interest expense totaled $2.7 million for fiscal 2003, down from $7.7 million for fiscal 2002. This was due to lower debt and interest rates from a year ago.

By fiscal 2003 year end, MedSource improved its cash cycle to 61 days, an 11-day improvement from the third quarter and a 26-day improvement from the year's high of 87 days at September 30, 2002.

GROWTH AND RESTRUCTURING UPDATE

MedSource's previously announced growth and restructuring plan remains on schedule and the Company expects to complete this initiative by the end of fiscal 2005. When completed, the reorganization is expected to create $6 million to $8 million in annual savings.

"We began our growth and restructuring efforts to better position MedSource to respond to the growing demand and customer requirements in medical technology outsourcing," said Effress. "I'm pleased to report all elements of this program are tracking according to plan. We are creating the infrastructure and capabilities to help customers achieve improved time to market, delivery and cost objectives."

During the second half of fiscal 2003 MedSource initiated the transfer of five programs to its low-cost manufacturing operation in Navojoa, Mexico. During the first half of fiscal 2004, MedSource expects to initiate the transfer of another ten customer programs to Navojoa.

FOURTH-QUARTER HIGHLIGHTS

MedSource received the 2003 Minnesota Business Ethics Award (MBEA) for the Company's commitment to high ethical business practices, earning top honors in the "large company" category. The MBEA's independent panel of judges commended MedSource for its strong efforts to build a sustainable, ethical corporate culture and praised the Company's mission, values and clear, accessible policies, as well as its commitment to corporate citizenship and philanthropy.

OUTLOOK

MedSource estimates fiscal 2004 first-quarter revenues of approximately $43 million to $45 million, GAAP earnings of approximately $0.00 to $0.03 per share, and pro forma earnings of approximately $0.03 to $0.05 per share.

For fiscal year 2004, MedSource anticipates total-year revenues of $185 million to $190 million, GAAP earnings of approximately $0.22 to $0.25 per share, and pro forma earnings of approximately $0.25 to $0.28 per share.

The difference between GAAP and pro forma earnings relates to restructuring expenses of $0.05 per share for the first quarter of fiscal 2004 and $0.21 per share for fiscal 2004, offset by the tax effecting of pro forma earnings of $0.02 per share for the first quarter of fiscal 2004 and $0.18 per share for fiscal 2004.

RECONCILING ITEMS FROM GAAP TO PRO FORMA RESULTS

Pro forma income statement results for both fiscal 2003 and fiscal 2002 exclude restructuring charges, goodwill and other intangible asset impairment charges, preferred stock dividends, and accretion of discount on preferred stock and includes "tax effecting" pro forma earnings. The Company also has "net operating loss carryforwards" available to reduce its income tax expense during its fourth fiscal quarter. MedSource believes that it would have recorded income taxes of approximately 38.5 percent of its pro forma income before taxes if the carryforwards were not available. Accordingly, management believes that this pro forma information provides greater comparability to MedSource's past and ongoing operating performance.

MedSource discloses pro forma or non-GAAP measures of net income and earnings per share. These measures should not be considered an alternative to measurements required by GAAP. These pro forma numbers are unlikely to be comparable to pro forma information provided by other issuers. In accordance with SEC Regulation G, reconciliation of the MedSource GAAP to pro forma information is provided in the table attached. MedSource also will make available on the investor relations page of its Web site at www.medsourcetech.com this press release, non-GAAP metrics that may be discussed on the earnings call and Webcast, as well as the most directly comparable GAAP financial measures and a reconciliation of the difference between GAAP and non-GAAP metrics.

FOURTH-QUARTER CONFERENCE CALL

Mr. Effress and William J. Kullback, senior vice president and CFO, will host a conference call with the investment community to discuss the Company's fourth-quarter results today at 10:00 a.m. EDT.

To access the live Webcast of this call, visit the investor relations section of MedSource's Web site at www.medsourcetech.com. A replay will be available at this site for one month.

If you do not have Internet access and want to listen to an audio replay of the fourth-quarter conference call, phone (800) 405-2236 and enter passcode 544746#. The telephone replay will be available beginning at 12:00 p.m. EDT on Thursday, July 31, through 11:59 p.m. EDT on Saturday, August 2.

ABOUT MEDSOURCE

MedSource Technologies, Inc. is an engineering and manufacturing services, and supply-chain management solutions company to the medical device industry. Customers include many of the largest medical device companies in the world as well as emerging device companies. Headquartered in Minneapolis, MedSource offers product development and design services, precision metal and plastic part manufacturing, and product assembly and supply-chain management services. Production facilities are located throughout the United States as well as in Navojoa, Mexico. The Company's common stock is traded on The Nasdaq Stock Market under the symbol "MEDT."

              MEDSOURCE IS ON THE INTERNET AT WWW.MEDSOURCETECH.COM

CONTACTS:

At MedSource:
William J. Kullback            Rebekah Bryant
Senior Vice President and      Marketing and Communications Manager
Chief Financial Officer        (952) 807-1223
(952) 807-1218

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate, " "predict," "intend," "potential" or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements involve risks and uncertainties. The Company's actual results could differ materially from those indicated in these statements as a result of certain factors contained in the company's Annual Report on Form 10-K for the year ended June 30, 2002. Readers should not place undue reliance on any such forward-looking statements, which are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The company does not assume any obligation to update the forward-looking statements after the date hereof.

                  MEDSOURCE TECHNOLOGIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                ($ IN THOUSANDS)

                                               JUNE 30, 2003      JUNE 30, 2002
                                               (UNAUDITED)
                                               -------------      -------------
ASSETS

Current assets:
 Cash and cash equivalents                     $  10,781         $  38,268
 Accounts receivable, net                         23,710            24,031
 Inventories                                      25,617            20,503
 Prepaid expenses and other current assets         4,318             2,402
                                               ---------         ---------
Total current assets                              64,426            85,204

Property, plant and equipment, net                52,752            42,045
Goodwill, net                                     96,582           113,113
Other identifiable intangible assets, net          1,432             4,092
Deferred financing costs                           1,682             1,971
Other assets                                       1,343             1,404
                                               ---------         ---------
Total assets                                   $ 218,217         $ 247,829
                                               =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

 Accounts payable                              $  10,868         $   7,924
 Accrued compensation and benefits                 5,498             5,352
 Other accrued expenses                            2,293             3,491
 Restructuring reserve                               958             2,381
 Current portion of long-term debt                 7,753             5,939
                                               ---------         ---------
Total current liabilities                         27,370            25,087

Long-term debt, less current portion              34,035            35,967
Other long-term liabilities                          731               455



Stockholders' equity:
 Common stock                                        279               269
 Redeemable preferred stock                           --             1,974
 Treasury stock                                   (1,282)           (1,282)
 Additional paid-in capital                      275,698           268,455
 Other comprehensive loss                           (288)               --
 Accumulated deficit                            (118,326)          (83,025)
 Unearned compensation                                --               (71)
                                               ---------         ---------
Total stockholders' equity                       156,081           186,320
                                               ---------         ---------
Total liabilities and stockholders' equity     $ 218,217         $ 247,829
                                               =========         =========

                          MEDSOURCE TECHNOLOGIES, INC.
               GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                           Three Months Ended                 Twelve Months Ended
                                                                 -------------------------------     -------------------------------

                                                                      June 30,         June 30,           June 30,        June 30,
                                                                        2003             2002               2003            2002
                                                                      --------         --------           --------        --------
Revenues                                                         $     47,163      $     44,593      $    177,298      $    158,899

Costs and expenses:

   Cost of product sold                                                33,981            30,990           131,970           117,089
   Selling, general and administrative expense                          9,358             7,666            33,833            30,216
   Restructuring charges                                                1,776                --             3,724                --
   Impairment of intangible assets                                     10,000                --            40,000                --
                                                                 ------------      ------------      ------------      ------------
Operating (loss)/income                                                (7,952)            5,937           (32,229)           11,594
                                                                 ------------      ------------      ------------      ------------

Interest expense, net                                                    (893)             (423)           (2,669)           (7,671)
Loss on debt extinguishment                                                --            (6,857)               --            (6,857)
Other expense                                                            (128)           (1,915)             (100)           (4,782)
                                                                 ------------      ------------      ------------      ------------

Loss before income taxes                                               (8,973)           (3,258)          (34,998)           (7,716)
Income tax (expense)/benefit                                             (240)              115              (267)              118
                                                                 ------------      ------------      ------------      ------------
Net loss                                                               (9,213)           (3,143)          (35,265)           (7,598)

Preferred stock dividends and accretion of
    discount on preferred stock                                            --               (29)               --           (31,168)
                                                                 ------------      ------------      ------------      ------------

Net loss attributed to common stockholders                       $     (9,213)     $     (3,172)     $    (35,265)     $    (38,766)
                                                                 ============      ============      ============      ============


Net loss per share attributed to common stockholders
   Basic and diluted                                             $      (0.33)     $      (0.12)     $      (1.28)     $      (3.50)
                                                                 ============      ============      ============      ============

Weighted average common shares outstanding
   Basic and diluted                                               27,856,085        26,779,727        27,602,806        11,086,103
                                                                 ============      ============      ============      ============

                          MEDSOURCE TECHNOLOGIES, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                     For the Quarter Ended June 30, 2003
                                             ------------------------------------------------
                                                                   Restructuring
                                                                       and          Pro Forma
                                                  As Reported      Other Charges     Results
                                             ------------------------------------------------

Revenues                                       $     47,163             --      $     47,163

Costs and expenses:
  Cost of product sold                               33,981             --            33,981
  Selling, general and
   administrative expense                             9,358             --             9,358
  Restructuring charges                               1,776         (1,776)(a)            --
  Impairment of intangible assets                    10,000        (10,000)(b)            --
                                               ------------   ------------      ------------
Operating (loss)/income                              (7,952)        11,776             3,824
                                               ------------   ------------      ------------
Interest expense, net                                  (893)            --              (893)
Other expense                                          (128)            --              (128)
                                               ------------   ------------      ------------
(Loss)/income before income taxes                    (8,973)        11,776             2,803
  Net income/(loss) before taxes
  and extraordinary item
Income tax expense                                     (240)          (839)(c)        (1,079)
                                               ------------   ------------      ------------
Net (loss)/income attributed to
  common stockholders                          $     (9,213)  $     10,937      $      1,724
                                               ============   ============      ============

Net (loss)/income per share
  attributed to common stockholders
     Basic and diluted                         $      (0.33)                    $       0.06
                                               ============                     ============
Weighted average common
  shares outstanding
     Basic                                       27,856,085                       27,856,085
     Diluted                                     27,856,085                       28,204,157



                                                 For the Fiscal Year Ended June 30, 2003
                                             ------------------------------------------------
                                                                   Restructuring
                                                                       and          Pro Forma
                                                  As Reported      Other Charges     Results
                                             ------------------------------------------------

Revenues                                       $    177,298             --      $    177,298

Costs and expenses:
  Cost of product sold                              131,970             --           131,970
  Selling, general and
   administrative expense                            33,833             --            33,833
  Restructuring charges                               3,724         (3,724)(a)            --
  Impairment of intangible assets                    40,000        (40,000)(b)            --
                                               ------------   ------------      ------------
Operating (loss)/income                             (32,229)        43,724            11,495
                                               ------------   ------------      ------------
Interest expense, net                                (2,669)            --            (2,669)
Other expense                                          (100)            --              (100)
                                               ------------   ------------      ------------
(Loss)/income before income taxes                   (34,998)        43,724             8,726
  Net income/(loss) before taxes
  and extraordinary item
Income tax expense                                     (267)        (3,093)(c)        (3,360)
                                               ------------   ------------      ------------
Net (loss)/income attributed to
  common stockholders                          $    (35,265)  $     40,631      $      5,366
                                               ============   ============      ============
Net (loss)/income per share
  attributed to common stockholders
     Basic and diluted                         $      (1.28)                    $       0.19
                                               ============                     ============
Weighted average common
  shares outstanding
     Basic                                       27,602,806                       27,602,806
     Diluted                                     27,602,806                       27,840,372

(a) Adjustment to exclude restructuring charges related to consolidation of facilities from pro forma results.

(b) Adjustment to exclude goodwill and other intangible asset impairment charge from pro forma results.

(c) Adjustment to tax effect pre-tax earnings at a rate of 38.5% for pro forma purposes. The Company does not expect to have significant tax expense due to available net operating loss carryforwards.



                                                     For the Quarter Ended June 30, 2002
                                             ------------------------------------------------
                                                                   Restructuring
                                                                       and          Pro Forma
                                                  As Reported      Other Charges     Results
                                             ------------------------------------------------

Revenues                                       $     44,593             --      $     44,593

Costs and expenses:
  Cost of product sold                               30,990             --            30,990
  Selling, general and administrative
   expense                                            7,666             --             7,666
                                               ------------   ------------      ------------
Operating income                                      5,937             --             5,937
                                               ------------   ------------      ------------
Interest expense, net                                  (423)            --              (423)
Loss on debt extinguishment                          (6,857)         6,857(c)             --

Other (expense)/benefit                              (1,915)         1,986(c)             71
                                               ------------   ------------      ------------

(Loss)/income before income taxes                    (3,258)         8,843             5,585

Income tax benefit/(expense)                            115         (2,265)           (2,150)
                                               ------------   ------------      ------------

Net (loss)/income                                    (3,143)         6,578             3,435

Preferred stock dividends and accretion
  of discount on preferred stock                        (29)            29(b)             --
                                               ------------   ------------      ------------

Net (loss)/income attributed to
  common stockholders                          $     (3,172)  $      6,607      $      3,435
                                               ============   ============      ============

Net (loss)/income per share
  attributed to common stockholders
     Basic                                     $      (0.12)                    $       0.13
                                               ============                     ============
     Diluted                                   $      (0.12)                    $       0.13
                                               ============                     ============

Weighted average common
  shares outstanding
     Basic                                       26,779,727                       26,779,727
     Diluted                                     26,779,727                       27,067,650



                                                  For the Fiscal Year Ended June 30, 2002
                                             ------------------------------------------------
                                                                   Restructuring
                                                                       and          Pro Forma
                                                  As Reported      Other Charges     Results
                                             ------------------------------------------------

Revenues                                       $    158,899             --           158,899

Costs and expenses:
  Cost of product sold                              117,089             --           117,089
  Selling, general and administrative
   expense                                           30,216          (1,474)(a)       28,742
                                               ------------   ------------      ------------
Operating income                                     11,594          1,474            13,068
                                               ------------   ------------      ------------
Interest expense, net                                (7,671)            --            (7,671)

Loss on debt extinguishment                          (6,857)         6,857(c)             --

Other (expense)/benefit                              (4,782)         4,853(a)(c)          71
                                               ------------   ------------      ------------

(Loss)/income before income taxes                    (7,716)        13,184             5,468

Income tax benefit/(expense)                            118         (2,223)           (2,105)
                                               ------------   ------------      ------------

Net (loss)/income                                    (7,598)        10,961             3,363

Preferred stock dividends and accretion
  of discount on preferred stock                    (31,168)        31,168(b)             --
                                               ------------   ------------      ------------

Net (loss)/income attributed to
  common stockholders                          $    (38,766)     $  42,129         $   3,363
                                               ------------   ------------      ------------

Net (loss)/income per share
  attributed to common stockholders
     Basic                                     $      (3.50)                       $    0.30
                                               ============                        =========

     Diluted                                   $      (3.50)                       $    0.17
                                               ============                        =========

Weighted average common
  shares outstanding
     Basic                                       11,086,103                       11,086,103
     Diluted                                     11,086,103                       19,840,124


(a) Represents costs of management agreements entered into with Kidd & Company and Whitney & Company that were terminated in conjunction with the initial public offering.

(b) Represents charges on preferred stock that was converted to common in conjunction with the initial public offering.

(c)  Represents charges associated with the repayment of former debt.

